Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kevin Russell

Aware, Inc.
781-276-4000

Aware, Inc. Announces Establishment of Stock Repurchase plan

BEDFORD, MASS. – April 24, 2018 – Aware, Inc. (NASDAQ: AWRE), a leading global provider of biometrics software and solutions, announced today that its Board of Directors has approved a program authorizing the Company to purchase up to $10 million of its common stock. The shares may be purchased from time to time in the open market or through privately negotiated transactions at management's discretion, depending upon market conditions and other factors. The authorization to repurchase Company stock expires on December 31, 2019.

As of April 23, 2018, the Company had 21,546,818 shares of common stock outstanding. Repurchases will be made under the program using the Company's own cash resources and will be in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and other applicable laws, rules and regulations.

The program does not obligate the Company to acquire any particular amount of common stock and the program may be modified or suspended at any time at the Company's discretion. As of April 23, 2018, the Company had over $50 million of cash and cash equivalents.

About Aware

Aware is a leading provider of biometrics software products and development services to governments, system integrators, and solution providers globally. Our products include SDKs, software components, workstation applications, and a modular, centralized, service-oriented platform. They fulfill a broad range of functions critical to biometric authentication and search, including face, fingerprint, iris, and voice capture, sample quality assurance, data compliance, capture hardware peripheral abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products apply biometrics to enable identity-centric security solutions for applications including banking and payments, border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com

Aware, Inc. Announces Establishment of Stock Repurchase Plan	Page 2

See Aware’s website for more information about our biometrics software products.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, and the growth of the biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) hardware revenue is likely to decline in future periods; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) we rely on third party software to develop and provide our solutions and significant defects in third party software could harm our business xi) our intellectual property is subject to limited protection; xii) we may be sued by third parties for alleged infringement of their proprietary rights; xiii) we must attract and retain key personnel; xiv) we rely on single sources of supply for certain components used in our hardware products; xv) our business may be affected by government regulations and adverse economic conditions; xvi) we may make acquisitions that could adversely affect our results, and xvii) we may have additional tax liabilities.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2017 and other reports and filings made with the Securities and Exchange Commission.

Aware is a registered trademark of Aware, Inc. Any other trademarks appearing herein are the property of their respective owners.